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                                                                     EXHIBIT 4.2

                   CERTIFICATE GUARANTY INSURANCE ENDORSEMENT

Attached to and forming                   Effective Date of Endorsement:
part of Policy No. AB0661BE               April 23, 2003
issued to:

BNY Midwest Trust Company,
as Trustee for the Holders of
IKON Receivables Funding, LLC Lease-Backed Notes

          For purposes of this Policy, the following terms shall have the following meanings:

          "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the cities in which the Corporate Trust Office of the Trustee and the principal offices of the Insurer and the Servicer are located are authorized or obligated by law or executive order to remain closed.

          "Certificate Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

          "Deficiency Amount" shall mean (a) for any Payment Date, any shortfall in the sum of Available Funds (excluding amounts in the Reserve Account) plus amounts on deposit in the Reserve Account to pay the related Interest Payments due on such Payment Date, (b) on the Payment Date in May 2004, any shortfall in the sum of Available Funds (excluding amounts in the Reserve Account) plus amounts on deposit in the Reserve Account to pay the Outstanding Principal Amount of Class A-1 Notes, (c) on the Payment Date in November 2005, any shortfall in the sum of Available Funds (excluding amounts in the Reserve Account) plus amounts on deposit in the Reserve Account to pay the Outstanding Principal Amount of the Class A-2 Notes, (d) on the Payment Date in December 2007, any shortfall in the sum of Available Funds (excluding amounts in the Reserve Account) plus amounts on deposit in the Reserve Account to pay the Outstanding Principal Amount of the Class A-3 Notes and (e) on the Payment Date in July 2011, any shortfall in the sum of Available Funds (excluding amounts in the Reserve Account) plus amounts on deposit in the Reserve Account to pay the Outstanding Principal Amount of the Class A-4 Notes (in each case after taking into account all payments to be made on such Payment Date, including payments resulting from the application of funds in accordance with Section 3.07 of the Indenture).

          "Due for Payment" shall mean, with respect to any Insured Amount, such amount is due and payable pursuant to the terms of the Indenture.

          "First Payment Date" shall mean May 15, 2003.

          "Final Payment Date" shall mean, with respect to the Class A-1 Notes, the Payment Date in May 2004, with respect to the Class A-2 Notes, the Payment Date in November 2005, with respect to the Class A-3 Notes, the Payment Date in December 2007, and with respect to the Class A-4 Notes, the Payment Date in July 2007.

          "Holder" shall mean any person who is the registered owner or beneficial owner of any Note; provided, however, that for purposes of this Policy, "Holder" does not and may not include the Issuer, the Seller, the Servicer or their respective affiliates.

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          "Indenture" shall mean the Indenture dated as of April 1, 2003 among
IKON Receivables Funding, LLC, as Issuer, IOS Capital, Inc., as Servicer and BNY Midwest Trust Company, as Trustee, as amended, supplemented or modified with the consent of the Insurer from time to time.

          "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment or debt, reorganization, marshaling of assets and liabilities or similar proceedings by or against the Issuer as debtor, or the commencement, after the date hereof, of any proceedings by or against the Issuer as debtor for the winding up or the liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceedings relating to the Issuer as debtor.

          "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of April 23, 2003, among IKON Receivables Funding, LLC, as Issuer, IKON Receivables-2, LLC, as Seller, IOS Capital, LLC, as Originator and Servicer, BNY Midwest Trust Company, as Trustee and Ambac Assurance Corporation, as Insurer, as such agreement may be amended, modified or supplemented from time to time.

          "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount for such Payment Date.

          "Insured Payments" shall mean, (i) with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of Insured Amounts for such Payment Date and (ii) Preference Amounts for any given Business Day.

          "Insurer" shall mean Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto, as issuer of the Certificate Insurance Policy.

          "Issuer" means IKON Receivables Funding LLC, a Delaware limited liability company.

         "Late Payment Rate" shall mean for any Payment Date, the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the then applicable highest rate of interest on the Notes. The Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

          "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid and will not (but for a draw under this Policy) be paid on such date pursuant to the Indenture.

          "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes authorized by, and authenticated and delivered under, the Indenture.

          "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A or B, as applicable, to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the amount of any Insured Payment which shall be due and owing.

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          "Payment Date" shall mean the 15th day of each month (or if such day is not a Business Day, the first Business Day immediately following) beginning with the First Payment Date and ending, with respect to any Class of Notes, on the Final Payment Date for such Class.

          "Preference Amount" means any payment of principal or interest on a Note which has become Due for Payment and which was made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, provided that any Preference Amount that constitutes interest on the principal amount of the Notes shall be limited to the amount of interest on the unpaid principal amount of the Notes (calculated at the rate determined in accordance with the definition of Interest Payment) accrued as of the last day of the applicable interest accrual period with respect to the Notes and shall not in any event include any interest on the Notes accrued after such date or any interest on such interest amount.

          "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

         "Reimbursement Amount" shall mean, as of any date, the sum of (x) (i) all Insured Payments (including optional payments) paid by the Insurer, but for which the Insurer has not been reimbursed prior to such date pursuant to Section 3.03(b) or 7.07 of the Indenture, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, or the date such Insured Payments were made, in the case of Insured Payments consisting of Preference Amounts not made to the Trustee, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement or any other Company Document plus (ii) interest on such amounts at the Late Payment Rate from the date such amounts were due.

          "Trustee" shall mean BNY Midwest Trust Company or its successor-in-interest, in its capacity as trustee under the Indenture, or if any successor trustee or any co-trustee shall be appointed as provided therein, the "Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

          "Seller" means IKON Receivables-2 LLC, a Delaware limited liability company.

          "Servicer" means IOS Capital LLC, a Delaware limited liability company, and any successor Servicer appointed pursuant to the terms of the Indenture and the Assignment and Servicing Agreement and, to the extent that it is performing the functions of the Servicer, the Trustee, subject to the terms of Section 5.01 of the Indenture.

          Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

          Notwithstanding any other provision of this Policy, but subject to the succeeding paragraph with respect to Preference Amounts, the Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Insured Amount is due or the third Business Day following actual receipt in New York, New York on a Business Day by the Insurer of a Notice appropriately completed and executed by the Trustee at the address and in the manner provided in Section 6.02 of the Insurance Agreement; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee in writing and the Trustee may submit an amended Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient

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for the purpose of making a claim under the Policy, it shall be deemed to have been timely received on the Business Day of such resubmission subject to the proviso above in this paragraph.

          The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the Holder is required to return such Preference Amount paid during the term of this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Holder (the "Order"), (ii) an opinion of counsel satisfactory to Ambac and a certificate by or on behalf of the Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Holder, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Indenture or otherwise with respect to such Preference Amount and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer; and (v) a Notice in the form of Exhibit B appropriately completed and executed by the Trustee; provided that (A) if such documents are received by the Insurer after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day and (B) the Insurer shall not be obligated to pay any Preference Amount in respect of principal for any Class of Notes prior to the Payment Date ending on the Final Payment Date for such Class. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder directly, unless the Trustee or the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

          The term of the Policy shall commence on the date of issuance of the Policy and, subject to the preceding paragraph in respect of Preference Amounts, shall continue until the earliest of (x) payment in full of all Insured Amounts, whether by the Insurer or any other Person, (y) with respect to any Class of Notes, the close of business on the fifth Business Day following the Final Payment Date for such Class and (z) the close of business on the fifth Business Day following the last Final Payment Date for the Class A Notes. Solely the Trustee on behalf of the Holders shall have the right to make a claim for an Insured Payment under the Policy.

          This Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of that liability), any premium, fees, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Note, including as a result of any Acceleration Event, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due to the Holders or of any Holder to apply any funds to reduction of amounts owed under the Notes. This Policy does not cover, and Insured Payments do not include, any shortfalls due to the application of the Solders' and Sailors' Relief Act.

          The Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions with respect to such payment can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Indenture and the Insurance Agreement.

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          The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

          A premium will be payable on this Policy on each Payment Date as provided in Section 3.03 of the Indenture, beginning with the First Payment Date, in an amount equal to the Premium.

          THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

          The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy regardless of any acceleration of any of the Notes unless such acceleration is at the sole option of the Insurer.

          Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated. To the extent the provisions of this Endorsement conflict with the provisions in the above-mentioned Policy, the provisions of this Endorsement shall govern.

          No waiver of any rights or powers of the Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by such person or an authorized officer or agent thereof.

          This Policy is issued under the pursuant to, and shall be construed and enforced under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof, as contemplated in Section 5-1401 of the New York General Obligations Law.

       [Remainder of Page Intentionally Left Blank; Signatures to follow.]

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          IN WITNESS WHEREOF, the Ambac Assurance Corporation has caused this
Endorsement to the Policy to be signed by its duly authorized officers.

Attest:

-----------------------------------        ------------------------------------
Assistant Secretary                        First Vice President

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                                    EXHIBIT A

                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY

                               Policy No. AB0661BE

                         NOTICE OF NONPAYMENT AND DEMAND

                         FOR PAYMENT OF INSURED AMOUNTS

                                           Date: [ ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

          Reference is made to Certificate Guaranty Insurance Policy No. AB0661BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, as the case may be, unless the context otherwise requires.

          The Trustee hereby certifies as follows:

          1.   The Trustee is the Trustee under the Indenture for the Holders.

          2.   The relevant Payment Date is [date].

          3. Payment on the Notes in respect of the Payment Date is due to be received on _________ under the Indenture, in an amount equal to $________.

          4. There is a Deficiency Amount of $_______ in respect of the Notes, which amount is an Insured Amount which is Due for Payment pursuant to the terms of the Indenture.

          5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

          6. The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_____________ Trustee's account number.

          7. The Trustee hereby agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Notes when due; (b) not apply such funds for any other purpose;
               (c) deposit such funds to the Collection Account; and (d) maintain an accurate record of

                                       A-1

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               such payments with respect to each Note and the corresponding claim on the Policy and proceeds thereof.

                                        By:
                                           --------------------------------
                                                        Trustee

                                        Title:
                                              -----------------------------
                                                       (Officer)

                                       A-2

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                                    EXHIBIT B

                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY

                               Policy No. AB0661BE

                         NOTICE OF NONPAYMENT AND DEMAND

                        FOR PAYMENT OF PREFERENCE AMOUNT

                                           Date: [ ]

AMBAC ASSURANCE CORPORATION
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

          Reference is made to Certificate Guaranty Insurance Policy No. AB0661BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, as the case may be, unless the context otherwise requires.

          The  Trustee hereby certifies as follows:

          1.   The Trustee is the Trustee under the Indenture for the Holders.

          2. A payment previously made on the Notes has become a Preference Amount, as indicated by the attached Order.

          3. The Holder of the applicable Notes has certified that the Order has been entered and is not subject to stay.

          4. The amount of the Preference Amount is $______, and consists of interest on the Notes in the amount of $______ paid on _______, _______, [and principal paid on the Notes in the amount of $______ paid on ______, _______.]

          5. Neither the Trustee nor the Holder has heretofore made a demand for such Preference Amount.

          6. The Trustee hereby requests the payment of the Insured Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:_______./1/

----------
/1/       The account of the relevant receiver, conservator,
debtor-in-possession or trustee in bankruptcy named in the Order, unless the Holder or Trustee has already paid such Preference Amount to such party, in which case, the account of the Trustee.

                                       B-1

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          7.   The Trustee hereby agrees that if such Insured Payment is made to it, following receipt of such Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the Holder for payment of the Preference Amount; (b) not apply such funds for any other purpose; and (c) maintain an accurate record of such payments with respect to each Note and the corresponding claim on the Policy and proceeds thereof.

                                      By:
                                         ------------------------------------
                                                        Trustee

                                      Title:
                                            ---------------------------------
                                                       (Officer)

                                       B-2